SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):
          March 12, 1996

                          INTERNATIONAL PAPER COMPANY
              (Exact Name of Registrant as Specified in Charter)

          NEW YORK                 1-3157              13-0872805
          (State or Other          (Commission         (IRS Employer
           Jurisdiction             File Number)        Identification
           of Incorporation)                            No.)

          TWO MANHATTANVILLE ROAD, PURCHASE, N.Y.      10577
          (Address of Principal Executive Offices)     (Zip Code)

          Registrant's telephone number, including area code:
          914-397-1500

                                 Not Applicable.
          (Former Name or Former Address, if Changed Since Last Report)


          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

               (a) On March 12, 1996, International Paper Company (the "Registrant") completed the acquisition of Federal Paper Board Company, Inc., a North Carolina corporation ("Federal Paper Board") pursuant to the Restated and Amended Agreement and Plan of Merger dated as of November 6, 1995 and amended as of February 8, 1996 (the "Merger Agreement") by and among the Registrant, Federal Paper Board and Focus Merger Co, Inc., a North Carolina corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), which provided for the merger (the "Merger") of Federal Paper Board with and into Merger Sub. John R. Kennedy, formerly President and Chief Executive Officer of Federal Paper Board, was appointed to the Board of Directors of the Registrant as of the effective time of the Merger. The Merger has been accounted for using the purchase method. Capitalized terms used herein which are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

                    Pursuant to the Merger Agreement, each holder of Federal Paper Board common stock had the right to elect whether to receive either $55.00 in cash or Stock Consideration equal to 1.454 shares of the Registrant's common stock per share of Federal Paper Board common stock, or to indicate no preference. The election to receive cash or stock was subject to adjustment so that, in the aggregate, approximately 49% of the Federal Paper Board common stock would be exchanged for cash, and 51% for stock.

                    Of the approximately 47.8 million shares of Federal Paper Board common stock outstanding at the effective time, approximately 34.9 million shares were covered by Stock Elections and 11.3 million were covered by Cash Elections. As a result, each share of Federal Paper Board common stock covered by a Cash Election or a Non-Election has been converted into the right to receive $55.00 in cash, and each share of Federal Paper Board common stock covered by a Stock Election has been converted into the right to receive approximately 1.013 shares of the Registrant's common stock and approximately $16.68 in cash. In aggregate, approximately 35.3 million shares of the Registrant's common stock were issued and approximately $1.285 billion is payable to former holders of Federal Paper Board common stock in connection with the Merger. The source of funds for the cash portion of the Merger Consideration was privately placed commercial paper and money market loans. In addition, options with respect to approximately 3.6 million shares of the Registrant's common stock were granted in substitution of options held pursuant to certain Federal Paper Board stock option plans upon the same terms and conditions as under the applicable Federal Paper Board plan.

                    The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement incorporated herein by reference to Annex I to the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") dated February 9, 1996, forming part of the Registration Statement on Form S-4 (Registration No. 333-00843) of the Registrant. A copy of a press release, dated March 12, 1996, relating to the above-described transaction is attached hereto as Exhibit 99.1.

               (b) The Registrant does not presently intend to change substantially the business of Federal Paper Board. Reference is made to the information contained in the Proxy Statement/Prospectus under the caption "Summary - The Companies - Federal Paper Board Company, Inc.", which information is incorporated herein by reference.

          ITEM 7:   FINANCIAL STATEMENT, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

               (a)  Financial Statements of Business Acquired.

                    The audited consolidated balance sheet of Federal Paper Board as of December 30, 1995 and the related consolidated statements of income, cash flows and shareholders' equity for the fiscal year ended
          December 30, 1995 and the related notes to the financial statements are incorporated by reference to the Current Report on Form 8-K filed by Federal Paper Board on February 29, 1996.

               (b)  Pro Forma Financial Information.

                       INTERNATIONAL PAPER AND FEDERAL PAPER BOARD
               UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

               The unaudited pro forma condensed combined financial information presented herein gives effect to the Merger of International Paper and Federal Paper Board and the redemption (the "Redemption") of Federal Paper Board Convertible Preferred Stock in accordance with the Merger Agreement. The International Paper statement of earnings for the year ended December 31, 1995 and the balance sheet at December 31, 1995 are adjusted from historical amounts to reflect acquisitions in 1995 of interests in the following businesses accounted for under the purchase method (collectively, the "IP Pro Forma Events"): shares of stock of Carter Holt Harvey, Ltd., the assets of Carpenter Paper Company and Seaman-Patrick Holding Company, the high-pressure laminates business of Westinghouse, the common stock of Papetries de Lana, and the inks and adhesive resins business of DSM S.A. ("DSM"). The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheets of International Paper and Federal Paper Board as if the Merger, the Redemption and the IP Pro Forma Events occurred as of December 31, 1995, after giving effect to purchase accounting and the other adjustments described in the notes thereto. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 1995 assumes that the Merger, the Redemption and the IP Pro Forma Events occurred on January 1, 1995. Accordingly, the pro forma financial information for 1995 is based upon the historical financial statements of International Paper, including pro forma adjustments for previous IP acquisitions in 1995, and Federal Paper
          Board.   The pro forma information reflects stock
          consideration of 35,348,059 shares of IP Common Stock (which includes fractional shares) and cash consideration of approximately $1.285 billion. In the accompanying unaudited pro forma condensed combined financial statements, each share of IP Common Stock has been valued at $37.65, the average of the closing market price on the New York Stock Exchange of IP Common Stock over a period just prior to and after March 7, 1996 (the date that the number of shares to be issued was determined).

               The unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time of closing. As described in the accompanying notes, estimates of the fair values of Federal Paper Board and its subsidiaries' assets and liabilities have been combined with the recorded values of the assets and liabilities of International Paper and its subsidiaries. However, changes to the adjustments included in the unaudited pro forma condensed combined financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. In addition, the results of operations of Federal Paper Board subsequent to December 31, 1995 will affect the allocation of the purchase price.
          Accordingly, the final purchase price allocation will differ from those amounts set forth in the unaudited pro forma condensed combined financial statements.

               The Unaudited Pro Forma Condensed Combined Statement of Earnings excludes any non-recurring costs of International Paper acquiring Federal Paper Board. International Paper expects to achieve certain reductions in costs subsequent to the Merger as a result of the combination and consolidation of the operations of International Paper and Federal Paper Board. To comply with the SEC's pro forma reporting rules, the cost reductions reflected in the accompanying Unaudited Pro Forma Condensed Combined Statement of Earnings have been limited to specific salary and benefit costs that are expected to be eliminated by the Merger.

               The unaudited pro forma condensed combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger, the Redemption and the IP Pro Forma Events been in effect as of the date or for the period presented.


     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
     TO REFLECT THE FEDERAL PAPER BOARD MERGER
     YEAR ENDED DECEMBER 31, 1995
     (IN MILLIONS, EXCEPT PER SHARE DATA)

                             Internat-    Federal
                              ional        Paper       Pro
                              Paper        Board      Forma       Pro
                              (Pro        (Histori    Adjust-     Forma
                              Forma)(a)     -cal)     ments      Combined

   NET SALES                  $20,599     $  1,913    $ 40 (b)    $  22,552

   COSTS AND EXPENSES

     Cost of products sold     14,385        1,254     (81) (c)      15,558

     Depreciation and
       amortization             1,075          153      10 (d)        1,238

     Distribution expenses        821          --      105 (e)          926

     Selling and
      administrative expenses   1,503           97     (24) (f)       1,576

     Taxes other than payroll
       and income taxes           176          --       --              176

     Restructuring charge         --            72      --               72

      Total Costs and Expenses 17,960        1,576      10           19,546

      EARNINGS BEFORE INTEREST,
        INCOME TAXES AND
        MINORITY INTEREST       2,639          337      30            3,006

        Interest expense, net     546          90       61 (g)          697

      EARNINGS BEFORE INCOME
        TAXES AND MINORITY
        INTEREST                2,093          247     (31)           2,309

        Provision for income
          taxes                   720         105        1 (h)          826

        Minority interest
          expense, net of taxes   202        --         --              202

      NET EARNINGS            $ 1,171      $  142    $ (32)         $ 1,281

      EARNINGS PER COMMON
        SHARE                 $  4.57                               $ 4.39(i)

      AVERAGE SHARES OF
        COMMON STOCK
        OUTSTANDING             256.5                                 291.8

        The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial
        Statements.


     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
     TO REFLECT THE FEDERAL PAPER BOARD MERGER
     DECEMBER 31, 1995
     (IN MILLIONS, EXCEPT PER SHARE DATA)

                             Internat-    Federal
                              ional        Paper       Pro
                              Paper        Board      Forma       Pro
                              (Pro        (Histori    Adjust-     Forma
                              Forma)(a)     -cal)     ments      Combined

      ASSETS

      Current Assets

        Cash and temporary
          investments         $    312    $  --       $ --        $    312
        Accounts and notes
          receivable, net        2,571       114        (6)(j)       2,679
        Inventories              2,784       276         7(k)        3,067
        Other current assets       206        58         --            264

      Total Current Assets       5,873       448         1           6,322

      Plants, Properties and
        Equipment, Net          10,997     1,915        344(l)      13,256

      Forestlands                2,803       188        332(l)       3,323

      Investments                1,420        --         --          1,420

      Goodwill                   1,355        57      1,467(m)       2,879

      Deferred Charges and
        Other Assets             1,529        53         (6)(n)      1,576

      Total Assets             $23,977    $2,661     $ 2,138      $ 28,776

      LIABILITIES AND COMMON
      SHAREHOLDERS' EQUITY

      Current Liabilities

        Notes payable and
          current maturities of
          long-term debt      $  2,283    $  105     $ 1,825(o)   $  4,213
        Accounts payable and
          accrued liabilities    2,580       267          52(p)      2,899

      Total Current Liabilities  4,863       372       1,877         7,112

      Long-Term Debt             5,946       816        (400)(o)     6,362

      Deferred Income Taxes      1,974       401         131(q)      2,506

      Other Liabilities            980        60         139(r)      1,179

      Minority Interest          1,967        --          --         1,967

      International Paper
        obligated mandatorily
        redeemable preferred
        securities of Trust
        holding solely
        International Paper
        subordinated debentures    450        --          --           450

      SHAREHOLDERS' EQUITY

        Common Stock               263       238        (203)(s)       298

        Paid-in capital          1,963       253       1,115(s)      3,331

        Retained earnings        5,627       524        (524)(s)     5,627

        Less:  Common stock
               held in treasury,
               at cost             (56)       (3)           3(s)       (56)

      TOTAL SHAREHOLDERS' EQUITY 7,797     1,012          391        9,200

      TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY   $23,977    $2,661       $2,138     $ 28,776

        The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial
        Statements.


            INTERNATIONAL PAPER COMPANY AND FEDERAL PAPER BOARD
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL  STATEMENTS

          The Unaudited Pro Forma Condensed Combined Statement of Earnings has been prepared as if the Merger, the Redemption and the IP Pro Forma Events occurred on January 1, 1995. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if the Merger, the Redemption and the IP Pro Forma Events occurred as of December 31, 1995. The Merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized on a straight-line basis over a 40-year period.

          A preliminary allocation of the purchase price is summarized as follows (in millions):

      PURCHASE PRICE OF ACQUISITION
      Cash consideration (including transaction expenses) . . $1,320 Value of IP Common Stock exchanged for 51% of FPB Common
        Stock outstanding . . . . . . . . . . . . . . . . . .     1,331
      Value of options on IP Common Stock exchanged for all
        outstanding options on FPB Common Stock . . . . . . .        73
                                                                 $2,724

      ALLOCATION OF PURCHASE PRICE
      Net assets of Federal Paper Board at December 31, 1995 . . $1,012 Increase (decrease) to Federal Paper Board net asset value at December 31, 1995 as a result of estimated
        fair value adjustments:
          Plants, Properties and Equipment, net . . . . . . .       344
          Forestlands . . . . . . . . . . . . . . . . . . . .       332
          Accrued liabilities . . . . . . . . . . . . . . . .       (58)
          Current maturities of long-term debt  . . . . . . .      (105)
          Other liabilities . . . . . . . . . . . . . . . . .      (139)
          Deferred income taxes . . . . . . . . . . . . . . .      (131)
          Other, net  . . . . . . . . . . . . . . . . . . . .         2
      Excess of the purchase price over the fair value of the
        net assets acquired . . . . . . . . . . . . . . . . . .   1,467

           Total purchase price . . . . . . . . . . . . . . .    $2,724

          The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed
     Combined Statement of Earnings:

        (a)         The International Paper Unaudited Pro Forma
                    Condensed Combined Financial Statements reflect the IP Pro Forma Events.

        (b) Represents the elimination of sales from Federal Paper Board to International Paper and reclassification of distribution expenses from net sales to distribution expenses to conform to International Paper's financial reporting presentation. The pro forma adjustments to sales are as follows:

                       Elimination of sales  . . . . .       $(65)
                       Reclassification of distribution       105
                       expenses  . . . . . . . . . . .       $ 40

        (c) Represents reversal of the increase in the LIFO reserve recorded by Federal Paper Board, and, as a result of recording the excess of the pension benefit obligation over plan assets for the defined benefits pension plans and the excess accumulated postretirement benefit obligation over plan assets, the amortization of deferred losses and the transition obligation are being reversed from the periodic pension cost and postretirement benefit cost, respectively. Also includes elimination of cost of sales related to sales from Federal Paper Board to International Paper. The pro forma adjustments to cost of products sold are as follows:

            Reversal of increase in the LIFO
              reserve . . . . . . . . . . .       $ (9)
            Reversal of amortization of
              deferred pension losses  . . . . .    (6)
            Reversal of amortization of
              transition obligation for the
              postretirement benefit plan . . .     (1)
            Elimination of cost of sales
              from Federal Paper Board to
              International Paper. . . . . . . .   (65)
                                                  $(81)

        (d) Represents net adjustment to depreciation and amortization expense as a result of (i) the step-up of Federal Paper Board's plants, properties and equipment; (ii) the utilization of International Paper's policy on useful lives of such assets; and
                    (iii) amortization of excess cost over net assets acquired over 40 years. Such amounts also reflect the reversal of amortization expense of start-up costs that were capitalized by Federal Paper Board and the reversal of goodwill amortization that was recorded by Federal Paper Board on previous acquisitions. The pro forma adjustments to depreciation and amortization are as follows:

                     Reduction of depreciation expense . . . . .     $(18)
                     Amortization of excess cost over
                       net assets acquired . . . . . .                 37
                     Reversal of amortization of
                       start-up costs . . . . . . . . . . . .          (6)
                     Reversal of Federal Paper Board
                       goodwill amortization . . . . . . . . .         (3)
                                                                     $(10)

        (e) Represents reclassification of distribution expense from net sales to distribution expense to conform to International Paper's financial reporting presentation.

        (f) Represents the planned reduction of salaries and benefits as a result of eliminating duplicative office functions.

        (g) Represents acquisition interest expense based upon the private placement of commercial paper and money market loans at an average interest rate of 5.53%, as well as a reduction of interest expense for certain privately placed notes held by Federal Paper Board assumed to be refinanced at applicable International Paper rates. The pro forma adjustments to interest expense, net are as follows:

                       Interest expense on acquisition
                         debt  . . . . . . . . . . . . .      $ 73
                       Reduction of interest expense on
                         private placement notes
                         assumed to be refinanced  . . . . . . (12)
                                                              $ 61

        (h) Represents the tax effect of the Unaudited Pro Forma Condensed Combined Statements of Earnings adjustments, excluding goodwill amortization, based upon the statutory tax rate.

        (i) The pro forma combined earnings per share amounts, as presented in the accompanying Unaudited Pro Forma Condensed Combined Statement of Earnings, is based on the weighted average number of shares of International Paper outstanding for the period presented.

        The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed
     Combined Balance Sheet:

        (j) Represents the elimination of receivables between Federal Paper Board and International
                    Paper.

        (k) Represents the step-up of inventory to fair value by $14 million and to expense Federal Paper Board's by-product inventory of $7 million to conform with International Paper's financial reporting presentation.

        (l) Represents the preliminary adjustments of assets to fair value.

        (m) Represents the preliminary estimate of excess purchase price over the fair value of Federal Paper Board net assets acquired. The estimated purchase price (estimated at $2,724 million) includes acquisition related expenses and the value of options on IP Common Stock exchanged for all outstanding options on FPB common stock.

        (n) Represents the reversal of deferred start-up costs of $6 million to attain consistent accounting of such costs with International Paper.

        (o) Represents the issuance of privately placed commercial paper and money market loans to finance the transaction and an adjustment to record certain Federal Paper Board privately placed notes at fair market value which are assumed to be refinanced by International Paper using commercial paper.

        (p) Represents accrual of estimated severance related expenses of $63 million resulting from the Merger, elimination of payables between International Paper and Federal Paper Board of $6 million and reversal of deferred gains on financial instruments of $5 million.

        (q) Represents the net tax effect of the pro forma adjustments.

        (r) Represents the recording of the excess of the pension benefit obligation over plan assets for the defined pension plans of $25 million and the accumulated benefit obligation over plan assets of $20 million for the postretirement benefit plan, the reversal of deferred gains on financial instruments of $6 million as well as the accrual of additional costs of $100 million related to the Merger.

        (s) Represents the elimination of Federal Paper Board's historical equity, issuance of shares by International Paper to acquire 51% of the outstanding shares of Federal Paper Board at the conversion rate of 1.454 International Paper shares for each share of Federal Paper Board and the cost of exchanging outstanding options on shares of Federal Paper Board stock for options of International Paper stock based upon 2,450,280 Federal Paper Board stock options outstanding at December 31, 1995 at an average exercise price of $24.53 per share. The pro forma adjustments to shareholders' equity are summarized as follows:

                                       Common   Paid in    Retained  Treasury
                                        Stock   Capital    Earnings    Stock

            Reversal of Federal Paper
              Board's equity  . . . .   $(238)  $ (253)    $(524)    $(3)

            Issuance of IP Common
              Stock for 51% of FPB
              Common Stock outstanding.    35    1,295       --       --

            Value of options on IP
              Common Stock exchanged
              for all outstanding
              options on FPB
              Common Stock. . . . .      --         73       --       --
                                        $(203)  $1,115     $(524)    $(3)


                 INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
             UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
                   EARNINGS TO REFLECT IP PRO FORMA EVENTS

               The following unaudited pro forma condensed combined statement of earnings for the year ended December 31, 1995, and the related pro forma adjustments described in the accompanying notes, present the combined results of the continuing operations of International Paper, Carter Holt Harvey, Ltd., Carpenter Paper Company, Seaman-Patrick Holding Company, the high-pressure laminates business of Westinghouse, Papetries de Lana, and the inks and adhesive resins business of DSM, collectively referred to herein as the "IP Pro Forma Events".

               The acquisition of 26.5% of Carter Holt Harvey, Ltd. ("CHH") common stock was completed on April 20, 1995, thereby increasing International Paper's total ownership in CHH to 50.3% (50.2% on a fully diluted basis). CHH was accounted for under the equity method in International Paper's historical financial statements until May 1, 1995, at which time International Paper began consolidating CHH's financial statements. CHH is consolidated for all periods in the accompanying pro forma statements of earnings.

               The assets of Carpenter Paper Company and Seaman-Patrick Holding Company were acquired on January 31, 1995 in exchange for shares of IP Common Stock. The common stock of Papetries de Lana was acquired on July 6, 1995. The high-pressure laminates business was acquired from Westinghouse on September 1, 1995. The acquisition of DSM was completed during October 1995.

               The unaudited pro forma condensed combined statement of earnings is prepared as if the transactions occurred
          as of the beginning of the period.   The pro forma
          adjustments are based on available information, estimated purchase price allocations and certain assumptions that International Paper believes are reasonable. There can be no assurance that the assumptions and estimates will be realized. The unaudited pro forma condensed combined statement of earnings does not purport to represent International Paper's actual results of operations if the transactions described above would have occurred at the beginning of the period. In addition, the unaudited pro forma condensed combined statement of earnings may not be indicative of future results. An unaudited pro forma condensed combined balance sheet as of December 31, 1995 is not included in this document because International Paper's historical consolidated balance sheet as of December 31, 1995 includes the consolidation of the assets and liabilities of acquired businesses.


     INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
     UNAUDITED PRO FORMA CONDENSED COMBINED
     STATEMENT OF EARNINGS TO REFLECT IP PRO FORMA EVENTS
     YEAR ENDED DECEMBER 31, 1995
     (IN MILLIONS, EXCEPT PER SHARE DATA)

                             Internat-
                              ional       Acquired     Pro       Inter-
                              Paper       Business    Forma      national
                              (Histori-   (Histori-   Adjust-    Paper (Pro
                              cal)           cal)     ments(a)    Forma)

      NET SALES               $19,797    $  802        $   --    $20,599

      COSTS AND EXPENSES

        Cost of products sold  13,896       470            19 (b) 14,385

        Depreciation and
          amortization          1,031        38             6 (c)  1,075

        Distribution expenses     794        28            (1)(d)    821

        Selling and
          administrative
          expenses              1,381       122             --     1,503

        Taxes other than
          payroll and income
          taxes                   174         2            --        176

          Total Costs and
            Expenses           17,276       660            24     17,960

      EARNINGS BEFORE
        INTEREST, INCOME
        TAXES AND MINORITY
        INTEREST                2,521       142           (24)     2,639

        Interest expense, net     493        22            31 (e)    546

      EARNINGS BEFORE INCOME
        TAXES AND MINORITY
        INTEREST                2,028       120           (55)     2,093

        Provision for income
          taxes                   719        22           (21)(f)    720

        Minority interest
          expense, net of taxes   156       --             46 (g)    202

      NET EARNINGS             $1,153   $    98        $  (80)   $ 1,171

      EARNINGS PER COMMON
        SHARE                  $ 4.50       --             --    $  4.57

      AVERAGE SHARES OF COMMON
        STOCK OUTSTANDING       256.5       --             --      256.5

                    The accompanying notes are an integral part of the Unaudited Pro Forma Statements of Earnings.


              INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     TO REFLECT IP PRO FORMA EVENTS

 (a) The unaudited pro forma condensed combined statement of earnings adjusts the historical International Paper amounts to reflect acquisitions in 1995 of interests in the following businesses accounted for under the purchase method (collectively, the "IP Pro Forma Events"): shares of stock of Carter Holt Harvey, Ltd.; the assets of Carpenter Paper Company and Seaman-Patrick Holding Company; the high-pressure laminates business of Westinghouse; the common stock of Papetries de Lana; and the inks and adhesive resins business of DSM.

 (b) The elimination of earnings for acquired businesses previously accounted for under the equity method.

 (c) The pro forma adjustments include the increase in depreciation and goodwill amortization expense resulting from the purchase adjustments related to the acquired businesses. Depreciation expense is computed under the straight-line method over lives ranging from 6 to 40 years. Goodwill is amortized over 40 years. The pro forma adjustments to depreciation and amortization are as follows:

      Increase in depreciation expense  .              $ 3
      Amortization of excess cost over net               5
      assets acquired . . . . . . . . . .               (2)
      Reversal of goodwill amortization .              $ 6

 (d) The planned reduction in salaries, benefits and facility costs resulting from the closure of duplicative distribution facilities of an acquired business.

 (e)  Interest expense on acquisition related debt.

 (f)  Deferred taxes on the pro forma adjustments.

 (g)  The minority interest in the acquired businesses.


               (c)  Exhibits.

               2.1 The Merger Agreement is incorporated herein by reference to Annex A of the Proxy Statement/Prospectus, dated February 9, 1996, forming part of the Registration Statement on Form S-4 (Registration No. 333-00843).

               23.1    Consent of Independent Auditors.

               99.1    Press release issued by International Paper
                       Company.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERNATIONAL PAPER COMPANY

                                   By:    /s/  Syvert E. Nerheim
                                        Name:  Syvert E. Nerheim
                                        Title: Assistant Secretary

          Date:  March 27, 1996


                                EXHIBIT INDEX

               2.1 The Merger Agreement is incorporated herein by reference to Annex A of the Proxy Statement/Prospectus, dated February 9, 1996, forming part of the Registration Statement on Form S-4 (Registration No. 333-00843).

               23.1    Consent of Independent Auditors.

               99.1    Press release issued by International Paper
                       Company.


                                                       EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

                       We consent to the incorporation by reference in this Current Report on Form 8-K of International Paper Company of our report related to the financial statements of Federal Paper Board Company, Inc. dated February 14, 1996, appearing in the Current Report on Form 8-K of Federal Paper Board Company, Inc. dated February 29, 1996.

                                        /s/  DELOITTE & TOUCHE L.L.P.

                                        Parsippany, New Jersey
                                        March 26, 1996



                                                       EXHIBIT 99.1

              INTERNATIONAL PAPER AND FEDERAL PAPER BOARD MERGE

          MARCH 12, 1996

          PURCHASE, N.Y. -- International Paper and Federal Paper
          Board merged today after Federal Paper Board's shareholders approved the $3.6 billion transaction.

                       With the combination of the two companies, International Paper becomes a $22 billion corporation in revenues, with 88,000 employees and $28 billion in assets.

                       "We're excited about the potential the
          combined companies give us to compete in the global market," said John A. Georges, International Paper's chairman and chief executive officer. "Our two organizations and our market segments fit very well together."

                       "The merger brings together two world-class companies with modern facilities, strong market franchises and outstanding asset bases. Our primary focus as a merged company will be on serving customers, and we will aggressively support all the Federal Paper
          Board brands, market franchises and customer relationships."

                       By coordinating mill operations,
          International Paper will be able to run its paper machines more efficiently. With more capacity, the company can schedule its paper machines to run those grades they manufacture best, resulting in more product available and more consistent quality.

                       In addition to Federal Paper Board's
          manufacturing facilities, International Paper will have 700,000 more acres of forestlands, a high proportion of which are mature and close by its paper and saw mills in the Southeastern United States.

                       Already the world's largest forest products company, International Paper now has 27 mills and over
          6.4 million acres of forestland in the United States. In addition, the company has manufacturing operations in 31 countries, an interest in another 800,000 acres of forestlands in New Zealand, and exports its products to more than 130 nations.

                       Federal Paper Board shareholders will
          receive either cash, International Paper common stock, or a combination of both, for their shares. In the aggregate, the shareholders will receive 49 percent in cash and 51 percent in International Paper stock.

                       As of March 11, the election deadline,
          holders of approximately 35 million shares of Federal Paper Board common stock out of 47.8 million have elected to receive their consideration in stock. On Friday (after the deadline for delivery of share certificates to the exchange agent), International Paper expects to announce the combination of stock and cash that these shareholders, or those who failed to make an election, will receive. Those shareholders who elected to receive their consideration in cash will receive $55 for each of their shares, and the company expects to begin paying for these shares on Wednesday.

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